UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2005

CANCERVAX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-50440 (Commission File Number)	52-2243564 (IRS Employer Identification No.)

2110 Rutherford Road, Carlsbad, CA (Address of Principal Executive Offices)	92008 (Zip Code)

Registrant’s telephone number, including area code: (760) 494-4200

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Employment Agreement with Jeffrey S. Silverman

     On June 23, 2005, CancerVax Corporation (the “Company”) entered into an employment agreement with Jeffrey S. Silverman. Under the employment agreement, Mr. Silverman will serve as the Company’s Vice President, Manufacturing Operations.

     Pursuant to the employment agreement, Mr. Silverman is required to devote substantially all of his time and attention to the Company’s business and affairs. Mr. Silverman will report to the Company’s Chief Operating Officer. The employment agreement sets forth Mr. Silverman’s base salary and annual cash bonus eligibility. Mr. Silverman’s initial annualized base salary is $215,000. The employment agreement does not provide for automatic annual increases in salary, but it does provide for annual salary reviews by the Compensation Committee of the Board of Directors. Mr. Silverman is entitled to participate in any management incentive compensation plan adopted by the Company, including the CancerVax 2005 Management Incentive Compensation Plan, and will be paid an annual bonus in accordance with the terms of such plan as determined by the Compensation Committee of the Board of Directors and as approved by the Board of Directors. The Company may terminate the employment agreement for any reason.

     The employment agreement provides that in the event Mr. Silverman shall relocate from Del Mar, California, to the Los Angeles, California, area at any time prior to June 22, 2006, the Company will reimburse Mr. Silverman for real estate sales commissions on Mr. Silverman’s primary residence of up to $60,000; closing costs (excluding points) on the sale of Mr. Silverman’s family residence in Del Mar, California, and on the purchase of a new residence in the Los Angeles, California, area; reasonable costs associated with moving household goods; and reasonable temporary living expenses for up to 60 days. In the event Mr. Silverman voluntarily separates from the Company within 12 months following the date of moving his family residence to the Los Angeles, California, area, Mr. Silverman must reimburse the Company for all such relocation costs on a pro-rata basis.

     The employment agreement further provides Mr. Silverman with certain severance benefits in the event his employment is terminated. In the event Mr. Silverman’s employment is terminated as a result of his death or permanent disability, Mr. Silverman or his estate, as applicable, will receive 12 months of salary continuation payments, an amount equal to the average of Mr. Silverman’s annual bonuses for the three years prior to the termination, plus healthcare and life insurance benefits continuation at the Company’s expense for 12 months. In addition, that portion of Mr. Silverman’s stock awards which would have vested if he had remained employed for an additional 12 months will immediately vest on the date of termination. The employment agreement also provides that, in the event Mr. Silverman’s employment is terminated by the Company other than for cause or if he resigns for good reason, he will receive 12 months of salary continuation payments, an amount equal to the average of his annual bonuses for the three years prior to the termination, healthcare and life insurance benefits continuation at the Company’s expense for 12 months, plus $15,000 towards outplacement services. If such termination or resignation occurs more than six months prior to or more than 12 months following a change of control of the Company, that portion of the executive’s stock awards that would have vested if he had remained employed for an additional 12 months will immediately vest on the date of termination.

     The employment agreement also provides that, in the event of a change of control of the Company, 50% of Mr. Silverman’s unvested stock awards will immediately become vested. In addition, if Mr. Silverman’s employment is terminated by the Company other than for cause or if he resigns with good reason within six months prior to or within 12 months following a change of control of the Company, any remaining unvested portion of such stock awards will immediately vest on the later of the date of termination or the date of the change of control.

     For purposes of the employment agreement, “cause” generally means Mr. Silverman’s commission of an act of fraud, embezzlement or dishonesty upon the Company that has a material adverse impact on the Company, Mr. Silverman’s conviction of, or plea of guilty or no contest to a felony, Mr. Silverman’s ongoing and repeated failure or refusal to perform or neglect of his duties (where such failure, refusal or neglect continues for 15 days following Mr. Silverman’s receipt of notice from the Company), Mr. Silverman’s gross negligence, insubordination, material violation of any duty of loyalty to the Company or any other material misconduct on the part of Mr.

Silverman, Mr. Silverman’s unauthorized use or disclosure of the Company’s confidential information or trade secrets that has a material adverse impact on the Company or a material breach by Mr. Silverman of the employment agreement. Prior to any determination by the Company that “cause” has occurred, the Company will provide Mr. Silverman with written notice of the reasons for such determination, afford Mr. Silverman a reasonable opportunity to remedy any such breach, and provide Mr. Silverman an opportunity to be heard prior to the final decision to terminate Mr. Silverman’s employment.

     For purposes of the employment agreement, “good reason” generally means a change by the Company in Mr. Silverman’s status, position or responsibilities that represents a substantial and material reduction thereto, the assignment to Mr. Silverman of any duties or responsibilities materially inconsistent with his status, position or responsibilities, Mr. Silverman’s removal or failure to be reappointed or reelected to any position (except in connection with a termination for cause, his death or disability, or resignation without good reason), a reduction by the Company in Mr. Silverman’s base salary (other than pursuant to a company-wide reduction of base salaries for employees of the Company generally), a reduction by the Company in Mr. Silverman’s compensation and benefits as provided on the date of the agreement, Mr. Silverman’s relocation by the Company to a facility or location more than 50 miles from Mr. Silverman’s place of employment, the Company’s material breach of the employment agreement, or any purported termination by the Company for cause that does not conform to the definition of cause in the employment agreement.

     Mr. Silverman’s employment agreement is in substantially the form attached as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 15, 2004. The forgoing summary is qualified by reference to such form of employment agreement, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press release dated June 24, 2005.

SIGNATURES

     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCERVAX CORPORATION
Date: June 24, 2005	By:	/s/ David F. Hale
		Name:	David F. Hale
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 24, 2005.